CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of The Prudential Variable Contract Account-2 of our report dated February 24, 2021, relating to the financial statements and financial highlights, which appears in The Prudential Variable Contract Account-2’s Annual Report on Form N-CSR for the year ended December 31, 2020.

We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 16, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 78 to the Registration Statement on Form N-3 (No. 2-28316) (the “Registration Statement”) of our report dated April 8, 2021 relating to the statutory financial statements of The Prudential Insurance Company of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 16, 2021